Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Camtek Ltd.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Somekh Chaikin
Certified Public Accountants (Israel)
Member firm of KPMG International

Tel Aviv, Israel
September 13, 2016